(4)(a)(1) Amended and Restated Certificate and Agreement of Limited Partnership included as Exhibit A to Prospectus of the Partnership dated February 13,1987 (the "Prospectus"), contained in Amendment No. 1 to the Partnership's Registration Statement No. 33-10345, declared effective on February 13, 1987, and incorporated herein by reference.

(4)(a)(2) Seventeenth Amendment to Amended and Restated Certificate of Limited Partnership dated May 31, 1990 (included as an exhibit to the Partnership's Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

(4)(b)     Subscription Agreement (included as Exhibit B to Prospectus contained in Amendment No. 1 to the Partnership's Registration Statement
             No. 33-10345 declared effective February 13, 1987, and incorporated herein by reference).

(28) Portions of the Prospectus dated February 13,1987 (included as an exhibit to the Partnership's Form 10-K for the year ended December 31, 1987 and incorporated herein by reference).